Exhibit 10.14

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT NO. 4 TO THE EXCLUSIVE LICENSE AGREEMENT

This Amendment No. 4 (this “Amendment”) to the Exclusive License Agreement between OvaScience, Inc. (“Company”) and The General Hospital Corporation (“Hospital”), dated June 27, 2011 (the “Agreement”), is effective upon signing by both parties hereto.  Capitalized terms used but not defined within this Amendment have the meanings specified within the Agreement.

RECITALS

Whereas, pursuant to Section 12.3 of the Agreement, the Agreement may be amended with the written consent of Company and Hospital;

Whereas, Company and Hospital have already entered into Amendments No. 1, 2 and 3 to the Agreement, such amendments’ effective dates being September 7, 2011, July 30, 2013, and September 9, 2013, respectively;

Whereas, Company is a biotechnology company engaged in the development of novel treatments for infertility, including its proprietary autologous gennline mitochondrial energy transfer (AUGMENTsm) in vitro fertilization protocol (“AUGMENT”), which is based on technology licensed from Hospital under the Agreement; and

Whereas, Hospital and Company wish to amend Company’s obligations under Section the Agreement as set forth below.

Now, therefore, Company and Hospital hereby agree to amend the Agreement as follows:

1.                                      Section 3.1(a)(vi) of the Agreement is hereby deleted in its entirety and replaced by the following:

(vi)                              Complete a Clinical Proof of Concept Study within [***] ([***]) months following the Effective Date; provided that this milestone shall be deemed achieved by the completion of a study prospectively intended to demonstrate Clinical Proof of Concept whether or not Clinical Proof of Concept is achieved with such study.

2.                                      Except as expressly modified by this Amendment, all terms and conditions of the Agreement remain in full force and effect.

Initialed by Hospital:	KB

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT NO. 4 TO THE EXCLUSIVE LICENSE AGREEMENT

3.                                      This Amendment can be executed by the parties hereto by facsimile and in counterparts, each of which is deemed an original and both of which taken together constitutes one agreement binding upon the parties hereto.

4.                                      The validity, interpretation and performance of this Amendment is controlled by and construed under the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

In witness whereof, the parties hereto enter into this Amendment as of the date of the last signature, written below.

OvaScience, Inc.		The General Hospital Corporation
d/b/a Massachusetts General Hospital

/s/ Michelle Dipp, CEO		/s/ K. Betres
On behalf of:	Alison Lawton	By:	Kris Betres
	Chief Operating Officer		Assoc. Dir., Research & Licensing
Research Ventures & Licensing

November 14, 2013		November 8, 2013
Date		Date

Initialed by Hospital:	KB

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.